Exhibit 99.1

Parker to Acquire LORD Corporation in Strategic Transaction that Significantly Expands Engineered Materials Business

April 29, 2019

-	Strategically Strengthens Parker’s Portfolio of Attractive Margin, High Growth Businesses
-	Adds Approximately $1.1 Billion in Annual Sales to Engineered Materials with Complementary Products
-	Expected to Be Accretive to Parker’s Organic Growth, EBITDA Margin, Cash Flow and EPS
-	Culturally Aligned with Rich History of Innovation and Product Reliability
-	Strengthens Materials Science Capabilities, Electrification and Aerospace Product Offerings
-	Parker to Host Conference Call Today at 8:30 AM ET

CLEVELAND, April 29, 2019 (GLOBE NEWSWIRE) – Parker Hannifin Corporation (NYSE:PH), the global leader in motion and control technologies, today announced that it has entered into a definitive agreement to acquire LORD Corporation for approximately $3.675 billion in cash.  The transaction has been approved by the Board of Directors of each company and is subject to customary closing conditions, including receipt of applicable regulatory approvals.

LORD, headquartered in Cary, North Carolina, is a privately-held company founded in 1924 offering a broad array of advanced adhesives, coatings and specialty materials as well as vibration and motion control technologies.  LORD’s products are used in mission-critical applications in the aerospace, automotive and industrial markets.  LORD has annual sales of approximately $1.1 billion and employs 3,100 team members across 17 manufacturing and 15 research and development facilities globally.

“This strategic transaction will reinforce our stated objective to invest in attractive margin, growth businesses, such as engineered materials, that accelerate us towards top-quartile financial performance,” said Tom Williams, Chairman and Chief Executive Officer of Parker.  “LORD will significantly expand our materials science capabilities with complementary products, better positioning us to serve customers in growth industries and capitalize on emerging trends such as electrification and lightweighting.

“This transaction will meaningfully transform our portfolio.  We anticipate a smooth closing of the transaction and integration of our two businesses, and through adoption of The Win Strategy™ we believe we can capture significant operational synergies.  The combination of Parker and LORD is expected to drive significant value for Parker shareholders and be accretive to organic growth, EBITDA margins, cash flow and EPS, excluding one-time costs and deal related amortization.”

Ed Auslander, President and CEO of LORD, commented, “With complementary business segments, coming together with Parker enables LORD to carry out our grander vision.  Parker is already a large tier one supplier in many areas, allowing our business lines immediate access to growth, additional markets, applications and new customers.  In addition, the two companies are very much aligned when it comes to core values, great business acumen and cultural fit.”

Delivers Compelling Financial and Strategic Benefits

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Greatly Expands Parker’s Engineered Materials Business Adding Strong Brands:  LORD’s unique and proprietary products, solutions and technologies for mission-critical applications will increase Parker’s overall engineered materials product and solutions offerings to enable a stronger value proposition for customers.  LORD’s portfolio includes strong brands such as LORD®, Chemlok®, FUSOR®, Maxlok®, LORD Adhesives®, Versilok®, LokRealease®, CoolTherm®, LORD® High Capacity Laminate (HCL) Elastomeric Bearings, Dynaflex®, and SensorCloud™.  These brands reflect trusted, safe and reliable products that deliver critical solutions at a high value.

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Complementary Products and Markets:  LORD will strengthen Parker’s offering of complementary products in core aerospace and defense, high-value automotive and industrial markets and enhance opportunities to capitalize on emerging electrification and lightweighting trends.  LORD serves a global, blue-chip customer base and consistently serves partners through the entire product lifecycle.

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Substantial Synergy Potential:  Parker expects to realize approximately $125 million in pre-tax run-rate cost synergies by full-year 2023.  The cumulative cost to achieve these synergies is expected to be approximately $80 million.  Synergies are expected to come from implementation of Win Strategy initiatives such as supply chain and lean productivity, and SG&A.  Cross-selling opportunities and global market distribution are expected to provide incremental revenue synergies over time.

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Adds Significant Shareholder Value and is Accretive to EBITDA Margins:  The transaction is expected to be accretive to Parker’s organic growth, EBITDA margins, cash flow and EPS within the first 12 months, and to achieve high single-digit ROIC by year five, after adjusting for one-time costs and deal related amortization.

Organization and Leadership

Upon closing of the transaction, LORD will be combined with Parker’s Engineered Materials Group.

Williams added, “We look forward to joining our teams and cultures, each of which places significant focus on safety, engaged people participating in high performance teams, customer experience, profitable growth and top quartile performance.  Our shared values, built over the long histories of both companies, make our two companies an ideal match.”

Financing and Dividend

Parker plans to finance the transaction using new debt.  Following the completion of the transaction, Parker expects to maintain a high investment grade credit profile.

The transaction is not expected to impact Parker’s dividend payout target averaging approximately 30-35% of net income over a five-year period, while maintaining its record of annual dividend increases.

Approvals and Time to Closing

The transaction is expected to be completed within the next four to six months and is subject to customary closing conditions, including receipt of applicable regulatory approvals.

Advisors

Barclays is serving as financial advisor and Cravath, Swaine & Moore LLP is serving as legal counsel to Parker.  Morgan Stanley & Co. LLC is serving as financial advisor and Jones Day is serving as legal counsel to LORD.

Conference Call and Webcast Information

Parker will host a conference call today, April 29 at 8:30 AM Eastern Time, to discuss the transaction. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of Parker’s website at www.phstock.com.

A webcast replay will also be available on Parker's website in the Investor Relations section.

About Parker Hannifin

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For more than 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.  Parker has increased its annual dividend per share paid to shareholders for 63 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index.  Learn more at www.parker.com or @parkerhannifin.

About LORD Corporation

LORD Corporation is a diversified technology and manufacturing company developing highly reliable adhesives, coatings, and vibration and motion control technologies that significantly reduce risk and improve product performance. For more than 90 years, LORD has worked in collaboration with its customers to provide innovative aerospace, defense, automotive and industrial solutions.

Cautionary Statement Regarding Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to satisfy any of the conditions to the proposed transaction set forth in the merger agreement; the possibility that a governmental entity may prohibit the consummation of the proposed transaction or may delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction, or that in order for the parties to obtain any such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; adverse effects on Parker’s common stock because of the failure to complete the proposed transaction; Parker’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction. Readers should consider these forward-looking statements in light of risk factors discussed in Parker’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed on August 24, 2018 and other periodic filings made with the SEC. Parker makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law.

Contact:	Media – Aidan Gormley, Director, Global Communications and Branding aidan.gormley@parker.com	216/896-3258

	Financial Analysts – Robin J. Davenport, Vice President, Corporate Finance rjdavenport@parker.com	216/896-2265